                                                                     EXHIBIT 4.9

--------------------------------------------------------------------------------


                                TIME WARNER INC.



                       $[       ] Subordinated Debentures
                            due [            ], 2025



                          FIRST SUPPLEMENTAL INDENTURE



                         Dated as of [         ], 1995



                                 Chemical Bank,
                        a New York banking corporation,
                                    Trustee


--------------------------------------------------------------------------------

                               TABLE OF CONTENTS


                                                                        Page
                                                                        ----



                                   ARTICLE I

                   Definitions and Incorporation by Reference
                   ------------------------------------------

SECTION 1.01.    Definitions............................................  2
SECTION 1.02.    Other Definitions......................................  3
SECTION 1.03.    Incorporation by Reference of Trust
                   Indenture Act........................................  4
SECTION 1.04.    Rules of Construction..................................  4

                                   ARTICLE II

                 General Terms and Conditions of the Debentures
                 ----------------------------------------------

SECTION 2.01.    Designation and Principal Amount.......................  5
SECTION 2.02.    Maturity...............................................  5
SECTION 2.03.    Form and Payment.......................................  5
SECTION 2.04.    Global Debenture.......................................  6
SECTION 2.05.    Interest...............................................  7

                                  ARTICLE III

                            Redemption; Distribution
                            ------------------------
SECTION 3.01.    Optional Redemption....................................  9
SECTION 3.02.    Special Event Redemption
                   or Distribution......................................  9
SECTION 3.03.    No Sinking Fund........................................ 11

                                   ARTICLE IV

                      Extension of Interest Payment Period
                      ------------------------------------

SECTION 4.01.    Extension of Interest Payment
                   Period..............................................  11
SECTION 4.02.    Notice of Extension...................................  12

                                   ARTICLE V

                                   Expenses
                                   --------

SECTION 5.01.    Payment of Expenses...................................  13

                                   ARTICLE VI

                                   Covenants
                                   ---------
SECTION 6.01.    Listing on an Exchange................................  14
SECTION 6.02.    Limitation on Dividends;
                   Transactions with Affiliates........................  14
SECTION 6.03.    Covenants as to Trust.................................  15
SECTION 6.04.    Expenses..............................................  15

                                  ARTICLE VII

                          Original Issue of Debentures
                          ----------------------------

SECTION 7.01.    Original Issue of Debentures..........................  16

                                  ARTICLE VIII

                                 Miscellaneous
                                 -------------
SECTION 8.01.    Ratification of Indenture.............................  16
SECTION 8.02.    Trustee Not Responsible for
                   Recitals............................................  16
SECTION 8.03.    Governing Law.........................................  17
SECTION 8.04.    Separability..........................................  17
SECTION 8.05.    Counterparts..........................................  17
SECTION 8.06.    Successors............................................  17
SECTION 8.07.    Assignment............................................  17
SECTION 8.08.    Tax Characterization..................................  17

                    FIRST SUPPLEMENTAL INDENTURE dated as of [      ], 1995,
               between TIME WARNER INC., a Delaware corporation (the "Company"), and Chemical Bank, a New York banking corporation, as trustee
               (the "Trustee") under the Indenture dated as of [   ], 1995
               between the Company and the Trustee (the "Indenture").


          WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the future issuance of the Company's unsecured subordinated debt securities to be issued from time to time in one or more series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Indenture;

          WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its securities to be known as its __% Subordinated Debentures due 2025, the form and substance of such Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this First Supplemental Indenture;

          WHEREAS, Time Warner Capital [  ], a Delaware statutory business trust
(the "Trust"), has offered to the public $[   ] aggregate liquidation amount of
its ___% Preferred Trust Securities (the "Preferred Securities"), representing undivided beneficial interests in the assets of the Trust and proposes to invest
the proceeds from such offering in $[   ] aggregate principal amount of the
Debentures; and

          WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture and all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms and to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company have been performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects;

          NOW THEREFORE, in consideration of the purchase and acceptance of the Debentures by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:


                                   ARTICLE I

                   Definitions and Incorporation by Reference
                   ------------------------------------------

          SECTION 1.01.  Definitions.  Capitalized terms used but not defined
                         ------------
herein have the meanings assigned to them in the Indenture. The following terms have the following meanings.

          "Business Day" means any day other than a Saturday, Sunday or any other day on which banking institutions in New York, New York, are permitted or required by any applicable law to close.

          "Common Securities" means the securities issued by the Trust representing undivided beneficial interests in the assets of the Trust, having the terms set forth in Exhibit C to the Declaration.

          "Company" means the party named as such in this First Supplemental Indenture until a successor replaces it pursuant to the applicable provisions of the Indenture, and thereafter means the successor.

          "Debentures" means the Debentures issued under this First Supplemental Indenture substantially in the form of Exhibit A hereto as amended or supplemented from time to time.

          "Declaration" means the Amended and Restated Declaration of Trust,
dated as of [         ], 1995, among the trustees of the Trust named therein,
the Company as Sponsor, and the holders from time to time of the Preferred Securities.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Holder" or "Debentureholder" means the person in whose name a Debenture is registered on the Registrar's books. All references to Holders of a particular Principal

Amount of the Debentures mean Holders of the relevant Principal Amount of the Debentures at the time outstanding.

          "Nasdaq" means The Nasdaq Stock Market.

          "NYSE" means the New York Stock Exchange, Inc.

          "Officer" means the Chairman of the Board or any Co-Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer or any Co-Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, any Assistant Controller, the Secretary or any Assistant Secretary of the Company.

          "PERCS" means the $1.24 Preferred Exchangeable Redemption Cumulative Securities issued by the Company.

          "Subordinated Notes" means 4% Subordinated Notes due December 23, 1997, issued by the Company.

          "Trust Officer" means any officer or assistant officer of the Trustee with direct responsibility for the administration of this First Supplemental Indenture and the Indenture.

          "Trust Securities" means the Common Securities and the Preferred Securities.

          "Underwriting Agreement" means the underwriting agreement entered into among the Company, the Trust, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and Bear, Stearns & Co. Inc., as co-representatives, with respect to, among other things, the Preferred Securities.

          SECTION 1.02.  Other Definitions.  The following terms have the
                         ------------------
meanings given to them in the Declaration (including the Exhibits thereto) as in effect on the date hereof: (i) Delaware Trustee; (ii) Distribution; (iii) Guarantee; (iv) Property Trustee; (v) Preferred Security Certificate; (vi) Regular Trustees; (vii) Special Event; and (viii) Tax Event.

          The following terms are defined in the relevant Section of this First Supplemental Indenture as set forth below.

                                                             Defined in
        Term                                                   Section
        ----                                                 ----------
"Additional Interest"......................................        2.05
"Compounded Interest"......................................        4.01
"Coupon Rate"..............................................        2.05
"Deferred Interest"........................................        4.01
"Extension Period".........................................        4.01
"Global Debenture".........................................        2.04
"Interest Payment Date"....................................        2.05
"Ministerial Action".......................................        3.02
"Non-Book-Entry Preferred
Securities"................................................        2.04
"No Recognition Opinion"...................................        3.02
"Optional Redemption Date".................................        3.01
"90-day Period"............................................        3.02

          SECTION 1.03.  Incorporation by Reference of Trust Indenture Act.
                         --------------------------------------------------
Whenever this First Supplemental Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this First Supplemental Indenture. The following TIA terms used in this First Supplemental Indenture have the following meanings:

          "indenture securities" means the Debentures.

          "indenture security holder" means a Holder or Debentureholder.

          "indenture to be qualified" means this First Supplemental Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company.

          All other TIA terms used in this First Supplemental Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meanings assigned to them.

          SECTION 1.04.  Rules of Construction.  Unless the context otherwise
                         ----------------------
requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles;

          (3) "or" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular; and

          (5) provisions apply to successive events and transactions.

          (6) a reference to a Section or Article is to a Section or Article of this First Supplemental Indenture.


                                   ARTICLE II

                 General Terms and Conditions of the Debentures
                 ----------------------------------------------

          SECTION 2.01.  Designation and Principal Amount. There is hereby
                         ---------------------------------
authorized a series of Securities designated as "[ ]% Subordinated Debentures due 2025". The Debentures shall be limited to an aggregate principal amount for
all Debentures equal to $[   ], such amount being the sum of (i) the aggregate
liquidation amount of the Preferred Securities and (ii) the proceeds received by the Trust upon issuance of the Common Securities to the Company. The aggregate principal amount of Debentures outstanding at any time may not exceed such amount except as provided in Section 3.06 of the Indenture.

          SECTION 2.02.  Maturity.  The Debentures shall mature on [
                         ---------
], 2025 (the "Maturity Date").

          SECTION 2.03.  Form and Payment.  Except as provided in Section 2.04,
                         -----------------
the Debentures shall be issued in fully-registered certificated form without interest coupons. Principal and interest on the Debentures issued in certificated form will be payable, the transfer of such Debentures will be registrable and such Debentures will be exchangeable for Debentures bearing identical terms and provisions at the office or agency of the Trustee; provided,
                                                                       --------
however, that payment of interest may be made at the option of the Company by
-------
check mailed to the Holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the Holder of any Debentures is the Property Trustee, the payment of the principal of and interest (including Compounded Interest and Additional Interest, if any) on such Debentures held by the Property Trustee will be made at such place and to such account as may be designated by the Property Trustee.

          SECTION 2.04.  Global Debenture.  (a)  In the event the Company
                         -----------------
causes, pursuant to Section 3.03 or otherwise, the Debentures held by the Property Trustee to be distributed to holders of the Trust Securities;

          (i) if all the Preferred Securities are held in book-entry-only form in the form of one or more Global Certificates, the Debentures in certificated form shall be presented to the Trustee by the Property Trustee in exchange for one or more global Debentures in an aggregate principal amount equal to the aggregate principal amount of the outstanding Debentures (each, a "Global Debenture"), to be registered in the name of the Depository, or its nominee, and delivered by the Trustee to the Depository in exchange for one or more Global Certificate or Certificates held by the Depository for crediting to the accounts of its participants pursuant to the instructions of the Regular Trustees. The Company upon any such presentation shall execute a Global Debenture in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture and this First Supplemental Indenture. Payments on the Debentures issued as a Global Debenture will be made to the Depository; and

          (ii) if any Preferred Securities are held in non-book-entry certificated form, (A) the Debentures in certificated form and
               (B) the register of holders of the Preferred Securities shall be presented to the Trustee by the Property Trustee and each Preferred Security Certificate which represents Preferred Securities (including Preferred Securities registered in the name of the

               Depository or its nominee) ("Non-Book-Entry Preferred Securities") will be deemed to represent Debentures presented to the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non-Book-Entry Preferred Securities (and the Trustee shall register such holders of such Preferred Securities as the registered holders of such Debentures) until such Preferred Security Certificate is presented to the Trustees for registration of transfer or exchange at which time such Preferred Security Certificate will be canceled and a Debenture registered in the name of the holder (or the transferee thereof) of such Preferred Security Certificate with an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Security Certificate canceled will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture and this First Supplemental Indenture. Upon surrender of such Preferred Security Certificate and the concurrent issue of such Debentures, Debentures represented by such Preferred Security Certificate that were presented by the Property Trustee to the Trustee will be deemed to have been canceled.

          (b) A Global Debenture shall be exchangeable for Debentures registered in the names of persons other than the Depository or its nominee only if (i) the Depository notifies the Company that it is unwilling or unable to continue as a depository for such Global Debenture and no successor depository shall have been appointed, (ii) the Depository, at any time, ceases to be a clearing agency registered under the Exchange Act at any time the Depository is required to be so registered to act as such Depository and no successor depository shall have been appointed, or (iii) the Company in its sole discretion determines that such Global Debenture shall be so exchangeable. Any Global Debenture that is exchangeable pursuant to the preceding sentence shall be exchangeable for Debentures registered in such names as the Depository shall direct.

          SECTION 2.05.  Interest.  (a)  Each Debenture will bear interest at
                         ---------
the rate of __% per annum (the "Coupon Rate") from and including the original date of issuance to but excluding the date the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate, compounded quarterly, payable (subject to the provisions of Article 4) quarterly in arrears on [March 30, June 30, September 30 and December 30] of each year (each, an "Interest Payment Date"), commencing on ____________, 1995, to the person in whose name such Debenture or any predecessor Debenture is registered, at the close of business on the regular record date for such interest installment, which, in respect of any Debenture of which the Property Trustee is the Holder or a Global Debenture, shall be the close of business on the [March 15, June 15, September 15 and December 15], as the case may be, next preceding that Interest Payment Date. Notwithstanding the foregoing sentence, if the Preferred Securities are no longer in book-entry only form or if pursuant to the Indenture and this First Supplemental Indenture the Debentures have been distributed to holders of Trust Securities and are not represented by a Global Debenture, the Company may select a regular record date for such interest installment which shall be any date at least one Business Day before an Interest Payment Date.

          (b) The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and will include the first day but exclude the last day of such period. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed in such 30-day month and will include the first day but exclude the last day of such period. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date.

          (c) If at any time while the Property Trustee is the Holder of any Debentures, the Trust or the Property Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any case, the Company will pay as additional interest ("Additional Interest") on the Debentures held by the Property Trustee, such additional amounts as shall be required so that the net amounts received and retained by the Trust and the Property Trustee after paying such taxes, duties, assessments or other governmental charges will be equal to the amounts the Trust and the Property Trustee would have received had no such taxes, duties, assessments or other government charges been imposed.


                                  ARTICLE III

                            Redemption; Distribution
                            ------------------------

          SECTION 3.01.  Optional Redemption.  The Company, subject to the
                         --------------------
provisions of Article XIII of the Indenture, shall have the right to redeem the
Debentures, in whole or in part, from time to time, on or after [            ],
2000, upon not less than 20 nor more than 45 Business Days' written notice to the Holders (such date of redemption an "Optional Redemption Date"), at a redemption price equal to 100% of the principal amount of Debentures to be redeemed, plus cash in an amount equal to all accrued and unpaid interest thereon, if any, to but excluding the Optional Redemption Date.

          If a partial redemption of the Debentures would result in the delisting of the Preferred Securities from any national securities exchange or other self-regulatory organization (including Nasdaq) on which the Preferred Securities are then listed, the Company shall not effect such partial redemption and may only redeem the Debentures in whole.

          SECTION 3.02.  Special Event Redemption or Distribution.  (a) (i)  If,
                         -----------------------------------------
at any time, a Special Event shall occur and be continuing, the Company shall elect to either:

          (A) direct the Regular Trustees to dissolve the Trust and cause Debentures having an aggregate principal amount equal to the aggregate liquidation amount of, and accrued and unpaid interest equal to accrued and unpaid Distributions on, and having the same record date for payment as, the Trust Securities outstanding at such time, to be distributed by the Regular Trustees to the holders of the Trust Securities pro rata according to the aggregate liquidation amount of the Trust Securities held by such holder in relation to the aggregate liquidation amount of all Trust Securities outstanding in liquidation of such holders' interests in the Trust, within 90 days following the occurrence of such Special Event, provided, however, that in
                                                     --------  -------
     the case of the occurrence of a Tax Event, as a condition of any such dissolution and distribution, the Regular Trustees shall have received an opinion of nationally recognized independent tax counsel experienced in such matters (a "No Recognition Opinion"), which opinion may rely on any then applicable published revenue ruling of the Internal Revenue Service, to the effect that the holders of the Preferred Securities will not recognize any gain or loss for United States Federal income tax purposes as a result of the dissolution of the Trust and distribution of Debentures;

          (B) redeem the Debentures in whole (and not in part), upon not less than 20 nor more than 45 Business Days' notice, within 90 days following the occurrence of such Special Event, in which case the Trust shall redeem pro rata in cash all Trust Securities at a price per Trust Security of $25, plus an amount equal to all accrued and unpaid distributions on such Trust Security to but excluding the date of such redemption (the "Special Redemption Date"); or

          (C) in the case of a Tax Event, allow the Debentures and the Trust Securities to remain outstanding and indemnify the Trust for all taxes payable by it as a result of such Tax Event;

provided that, if at the time there is available to the Trust the opportunity to
--------
eliminate such Special Event, within 90 days following the occurrence of such Special Event (the "90-Day Period"), by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure, that has no adverse effect on the Trust, the Company or the holders of the Trust Securities (a "Ministerial Action"), the Trust
will pursue such Ministerial Action in lieu of dissolution or redemption; provided further, that the Company shall have no right to redeem the Debentures or direct the Regular Trustees to dissolve the Trust while the Regular Trustees are pursuing such Ministerial Action unless the Special Event shall not have been so eliminated by the 85th day following the occurrence thereof, in which case the Company shall be permitted to direct the Regular Trustees or to provide notice to the holders of the redemption of the Debentures; and provided further,
                                                               -------- -------
that if dissolution of the Trust and distribution of the Debentures to the holders of the Trust Securities would eliminate the condition causing the Special Event and all other conditions to such dissolution and distribution have been satisfied, the Company will not be permitted to redeem the Debentures.

          (ii) In the event the Company shall elect to redeem the Debentures in accordance with (and subject to) paragraph (i) above upon the occurrence and continuation of a Special Event, the Company shall be entitled to so redeem the Debentures in whole (but not in part), upon not less than 20 nor more than 45 Business Days' written notice to the Holders, within the 90-Day Period at a redemption price equal to 100% of the principal amount of Debentures to be redeemed, plus cash in an amount equal to all accrued and unpaid interest on the Debentures to but excluding the Special Redemption Date. References herein and in the Indenture to "Redemption Date" shall refer to the Optional Redemption Date or the Special Redemption Date, as the case may be.

          (b) Upon the distribution of Debentures to holders of Preferred Securities as a result of the occurrence of a Special Event, subject to applicable law (including, without limitation, United States Federal securities laws), the Company or any of its Affiliates may at any time and from time to time purchase outstanding Debentures by tender, in the open market or by private agreement.

          SECTION 3.03.  No Sinking Fund.  The Debentures are not entitled to
                         ----------------
the benefits of any sinking fund.


                                   ARTICLE IV

                      Extension of Interest Payment Period
                      ------------------------------------

          SECTION 4.01.  Extension of Interest Payment Period.  The Company
                         -------------------------------------
shall have the right, at any time, and from time to time, during the term of the Debentures, to defer payments of interest by extending the interest payment period for a period not exceeding 20 consecutive quarters (an "Extension Period"), at the end of which Extension Period the Company shall pay all interest then accrued and unpaid together with interest thereon compounded quarterly at the rate specified for the Debentures to the extent permitted by applicable law ("Compound Interest"); provided that, during any such Extension
                                      --------
Period or an extension period or other deferral of interest feature under any debt security of the Company that ranks pari passu with the Debentures, (a) the
                                        ---- -----
Company shall not declare or pay dividends on, make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to an of its capital stock and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem the Debentures or any debt securities issued by the Company that rank pari passu with or junior to the Debentures; provided, however, that the
---- -----                                   --------  -------
foregoing restrictions do not apply to (i) any interest or dividend payment by the Company, where the interest or dividend is paid by way of the issuance of securities that rank junior to the Subordinated Debentures, (ii) any payments of interest, principal or premium, if any, on, or repayment, repurchase or redemption of, the Subordinated Notes and (iii) any payments or distributions with respect to, or redemptions, purchases or acquisitions of, or any payments in liquidation of, the PERCS (including any of the foregoing with respect to the guarantee agreement entered into by the Company for the benefit of the holders of the PERCS). Prior to the termination of any such Extension Period, the Company may further defer payments of interest by extending the interest payment period; provided, however, that such Extension Period, including all such
        --------  -------
previous and further extensions, may not exceed 20 consecutive quarters. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period for up to 20 consecutive quarters, subject to the terms set forth in this Section 4.01. No interest shall be due and payable during an Extension Period, except at the end thereof.

          SECTION 4.02.  Notice of Extension.  (a)  If the Property Trustee is
                         --------------------
the only registered Holder of the Debentures at the time the Company selects an Extension Period, the Company shall give written notice to the Regular

Trustees, the Property Trustee and the Trustee of its selection of such Extension Period one Business Day before the earlier of (i) the next succeeding date on which Distributions on the Trust Securities issued by the Trust are payable, or (ii) the date the Trust is required to give (A) notice of the record date with respect to the date such Distributions are payable to the NYSE or other applicable self-regulatory organization or (B) notice of such Extension Period to holders of the Preferred Securities issued by the Trust, but in any event at least one Business Day before such record date.

          (b) If the Property Trustee is not the only Holder of the Debentures at the time the Company selects an Extension Period, the Company shall give the Holders of the Debentures and the Trustee written notice of its selection of such Extension Period 10 Business Days before the earlier of (i) the next succeeding Interest Payment Date, or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to the NYSE or other applicable self-regulatory organization or to Holders of the Debentures.

          (c)  The quarter in which any notice is given pursuant to paragraphs
(a) or (b) of this Section 4.02 shall be counted as one of the 20 quarters permitted in the maximum Extension Period permitted under Section 4.01.


                                   ARTICLE V

                                    Expenses
                                    --------

          SECTION 5.01.  Payment of Expenses.  In connection with the offering,
                         --------------------
sale and issuance of the Debentures to the Property Trustee in connection with the sale of the Trust Securities by the Trust, the Company shall:

          (a) pay for all costs and expenses relating to the offering, sale and issuance of the Debentures, including commissions to the underwriters payable pursuant to the Underwriting Agreement and compensation of the Trustee under the Indenture in accordance with the provisions of Section
     6.07 of the Indenture;

          (b) pay for all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization of the Trust, the offering, sale and issuance of the Trust Securities (including commissions to the underwriters in connection therewith), the fees and expenses of the Property Trustee and the Delaware Trustee, the costs and expenses relating to the operation, maintenance and dissolution of the Trust and the enforcement by the Property Trustee of the rights of the holders of Preferred Securities, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing and disposition of Trust assets); and

          (c) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.


                                   ARTICLE VI

                                   Covenants
                                   ---------

          SECTION 6.01.  Listing on an Exchange.  If the Debentures are to be
                         -----------------------
issued as a Global Debenture in connection with the distribution of the Debentures to the holders of the Preferred Securities issued by the Trust upon a Special Event, the Company will use its reasonable best efforts to list such Debentures on the NYSE or on such other national securities exchange (or other self-regulatory organization (including Nasdaq)) as the Preferred Securities are then listed.

          SECTION 6.02.  Limitation on Dividends; Transactions with Affiliates.
                         -----------------------------------------------------
(a) If (i) there shall have occurred any event that would constitute an Event of Default or (ii) the Company shall be in default in respect of its payment or any other obligations under the Guarantee, then (A) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, and (B) the Company shall not make any payment of interest, principal or premium, if any, on, or repay, repurchase or redeem, any debt securities issued by the Company which rank pari passu with or junior to the Debentures; provided, however, that
                                                  --------  -------
foregoing restrictions shall not apply to (i) any interest or dividend payments by the Company, where the interest or dividend is paid by way of the issuance of securities that rank junior to the Debentures, (ii) any payments of interest, principal or premium, if any, on, or repayment, repurchase or redemption of, the Subordinated Notes and (iii) any payments or distributions with respect to, or redemptions, purchases or acquisitions of, or any payments in liquidation of, the PERCS (including any of the foregoing with respect to the guarantee agreement entered into by the Company for the benefit of the holders of the PERCS).

          (b) If the Company shall have given notice of an Extension Period, or any extension thereof, shall be continuing, then (A) the Company shall not declare or pay any dividend or, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, and (B) the Company shall not make any payment of interest, principal or premium, if any, on, or repay, repurchase or redeem, the Debentures or any debt securities issued by the Company which rank pari passu with or junior to the Debentures; provided, however, that foregoing restrictions shall
                          --------  -------
not apply to (i) any interest or dividend payments by the Company, where the interest or dividend is paid by way of the issuance of securities that rank junior to the Debentures, (ii) any payments of interest, principal or premium, if any, on, or repayment, repurchase or redemption of, the Subordinated Notes and (iii) any payments or distributions with respect to, or redemptions, purchases or acquisitions of, or any payments in liquidation of, the PERCS (including any of the foregoing with respect to the guarantee agreement entered into by the Company for the benefit of the holders of the PERCS).

          SECTION 6.03.  Covenants as to Trust.  For so long as the
          ------------------------------------
Preferred Securities remain outstanding, the Company will (i) maintain 100% direct or indirect ownership of the Common Securities; provided, however, that
                                                       --------  -------
any permitted successor of the Company under the Indenture may succeed to the Company's ownership of the Common Securities, and (ii) use its reasonable best efforts to cause the Trust (a) to remain a statutory business trust, except in connection with a distribution of Securities as provided in the Declaration, the redemption of all of the Trust Securities and in connection with certain mergers, consolidations or amalgamation permitted by the Declaration, and (b) otherwise continue to be treated as a grantor trust for United States Federal income tax purposes.

          SECTION 6.04.  Expenses.  (a)  The Company shall be responsible for
                         ---------
and shall pay for all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust (including costs and expenses relating to the organization of the Trust, the issuance of the Preferred Securities, the fees and expenses (including reasonable counsel fees and expenses) of the Property Trustee, the Regular Trustees and the Trust (including any amounts payable under Article X of the Declaration) and the costs and expenses relating to the operation of the Trust, including costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the disposition of Trust assets).

          (b) The Company will pay any and all taxes and all liabilities, costs and expenses with respect to such taxes of the Trust.


                                  ARTICLE VII

                          Original Issue of Debentures
                          ----------------------------

          SECTION 7.01.  Original Issue of Debentures.  Debentures in the
                         -----------------------------
aggregate principal amount of $________ may, upon execution of this First Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures to or upon the written order of the Company, signed by its Chairman, its President, or any Vice President and its Treasurer or an Assistant Treasurer, without any further action by the Company.

                                  ARTICLE VIII

                                 Miscellaneous
                                 -------------

          SECTION 8.01.  Ratification of Indenture.  The Indenture, as
                         --------------------------
supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.


          SECTION 8.02.  Trustee Not Responsible for Recitals.  The recitals
                         -------------------------------------
herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

          SECTION 8.03.  Governing Law.  This First Supplemental Indenture and
                         --------------
each Debenture shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

          SECTION 8.04.  Separability.  In case any one or more of the
                         -------------
provisions contained in this First Supplemental Indenture or in the Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Debentures, but this First Supplemental Indenture and the Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

          SECTION 8.05.  Counterparts.  This First Supplemental Indenture may be
                         -------------
executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

          SECTION 8.06.  Successors.  All agreements of the Company in this
                         -----------
First Supplemental Indenture and the Debentures shall bind its successor. All agreements of the Trustee in this First Supplemental Indenture shall bind its successor.

          SECTION 8.07.  Assignment.  The Company will have the right at all
                         -----------
times to assign any of its rights or obligations under this First Supplemental Indenture and the Debentures to a direct or indirect wholly owned subsidiary of the Company, provided that, in the event of any such assignment, the Company
             --------
will remain jointly and severally liable for all such obligations. Subject to the foregoing, this First Supplemental Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. This First Supplemental Indenture may not otherwise be assigned by the parties hereto.

          SECTION 8.08.  Tax Characterization.  The Company, the Trustee and
                         ---------------------
each Holder of a Debenture (by acceptance thereof) agrees to treat the Debentures as debt instruments for United States Federal, state and local income and franchise tax purposes and agrees not to take any contrary position before any taxing authority or on any tax return.


          IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.


                              TIME WARNER INC.,

                                by
                                  -----------------------------------
                                  Name:
                                  Title:
[Seal]

Attest:


-------------------------------
Title:  Assistant
        Secretary

                              CHEMICAL BANK,

                                by
                                  -----------------------------------
                                  Name:
                                  Title:
[Seal]

Attest:


-------------------------------
Title:  [            ]

STATE OF      )
              ) ss.:
COUNTY OF     )


          On the ___ day of ____, 1995, before me personally came _______ to be known, who, being by me duly sworn, did depose and say that he is the ________ of Time Warner Inc., one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporation seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                      ------------------------------------
                                                  Notary Public

[Notarial Seal]                                Commission Expires

STATE OF      )
              ) ss.:
COUNTY OF     )


          On the ___ day of _______________, 1995, before me personally came __________ to be known, who, being by me duly sworn, did depose and say that he is the ________ of [Chemical Bank], one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporation seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                      ------------------------------------
                                                   Notary Public

[Notarial Seal]                                 Commission Expires

                                                                       EXHIBIT A

                          (FORM OF FACE OF DEBENTURE)

          [IF THE DEBENTURE IS TO BE A GLOBAL DEBENTURE, INSERT - This Debenture is a Global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of a Depository. This Debenture is exchangeable for Debentures registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Debenture (other than a transfer of this Debenture as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in limited circumstances.

          Unless this Debenture is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

Registered                                                      $ _____________

No. ___________                                                CUSIP No. ______

                                TIME WARNER INC.

                      ___% SUBORDINATED DEBENTURE DUE 2025

          TIME WARNER INC., a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ________, or registered assigns, the principal sum of _______________ DOLLARS on ____________, 2025, and to pay interest on said principal sum from _____, 1995, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as
set forth herein) in arrears on   [March 31, June 30, September 30 and December
31] of each year commencing ____________, 1995, at the rate of ___ % per annum until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded quarterly. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months and include the first day but exclude the last day of such period. In the event that any date on which interest is payable on this Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Debenture (or one or more Predecessor Debentures, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be the close of business on the business day next preceding such Interest Payment Date. [IF PURSUANT TO THE PROVISIONS OF THE INDENTURE OR THIS FIRST SUPPLEMENTAL INDENTURE THE DEBENTURES ARE NO LONGER REPRESENTED BY A GLOBAL DEBENTURE--which shall be the close of business on the ____th business day next preceding such Interest Payment Date.] Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such regular record date and may be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of this series of Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Debenture shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public
and
private debts; provided, however, that payment of interest may be made at the
               --------  -------
option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the Holder of this Debenture is the Property Trustee, the payment of the principal of (and premium, if any) and interest on this Debenture will be made at such place and to such account as may be designated by the Property Trustee.

          The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such actions as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

          This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

          The provisions of this Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

Dated____________________

                                         TIME WARNER INC.

                                         by_____________________
                                           Name:
                                           Title:

Asset:


By____________________
    Secretary

                    (FORM OF CERTIFICATE OF AUTHENTICATION)

                         CERTIFICATE OF AUTHENTICATION

          This is one of the Debentures of the series of Debentures described in the within-mentioned Indenture.

                                 CHEMICAL BANK



_______________________               ______________________________
    as Trustee or                        as Authentication Agent

By_____________________               By____________________________
  Authorized Signatory                     Authorized Signatory



                         (FORM OF REVERSE OF DEBENTURE)

          This Debenture is one of a duly authorized series of Debentures of the Company (herein sometimes referred to as the "Debentures"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of ________, 1995, duly executed and delivered between the Company and Chemical Bank, as Trustee (the "Trustee"), as supplemented by the First Supplemental Indenture dated as of ________, 1995, between the Company and the Trustee (the Indenture as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debentures. By the terms of the Indenture, the Debentures are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Debentures is limited in aggregate principal amount as specified in said First Supplemental Indenture.

          Upon the occurrence and continuation of a Special Event in certain circumstances, the Company will have the right to elect under certain circumstances to (a) dissolve the Trust and cause the Debentures to be distributed pro rata to holders of the Trust Securities, (b) redeem the

Debentures at a redemption price equal to 100% of their principal amount together with any accrued and unpaid interest thereon (the "Redemption Price") or (c) in the case of a Tax Event, allow the Subordinated Debentures to remain outstanding and indemnify the Trust for any taxes payable by it as a result of such Tax Event. The Redemption Price shall be paid on the date of such redemption or at such earlier date as the Company determines. The Company shall have the right to redeem this Debenture at the option of the Company, without premium or penalty, in whole or in part from time to time on or after _____, 2000 (an "Optional Redemption"), at a redemption price equal to 100% of the principal amount plus any accrued and unpaid interest, to but excluding the date of such redemption (the "Optional Redemption Price"). Any redemption pursuant to this paragraph will be made upon not less than 20 nor more than 45 Business Days notice, at the Optional Redemption Price. If the Debentures are only partially redeemed by the Company pursuant to an Optional Redemption, the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee, provided that if, at the time of redemption, the Debentures are registered as a Global Debenture, the Depository shall determine by lot the principal amount of such Debentures held by each Debentureholder to be redeemed.

          In the event of redemption of this Debenture in part only, a new Debenture or Debentures of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancelation hereof.

          In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

          The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Debentures of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Debentures; provided,
                                                                     --------
however, that no such
-------
supplemental indenture shall (i) extend the fixed maturity of any Debentures of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, without the consent of the Holder of each Debenture so affected, or (ii) reduce the aforesaid percentage of Debentures, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Debenture then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Debentures of any series at the time outstanding affected thereby, on behalf of all of the Holders of the Debentures of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Debentures of such series. Any such consent or waiver by the registered Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and of any Debenture issued in exchange hereof or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

          No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debenture at the time and place and at the rate and in the money herein prescribed.

          The Company shall have the right at any time, and from time to time, during the term of the Debentures to defer payments of interest by extending the interest payment period for a period not exceeding 20 consecutive quarters (the "Extension Period"), at the end of which Extension Period, the Company shall pay all interest then accrued and unpaid together with interest thereon compounded quarterly at the rate specified for the Debentures to the extent permitted by applicable law ("Compound Interest"); provided that, during any such Extension
                                      --------
Period or an extension period or other deferral of interest feature under any debt security of the Company that ranks pari passu with the Debentures, (a) the Company shall not declare or pay dividends on, make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem the Debentures or any debt securities issued by the Company that rank pari passu with or junior to the Debentures; provided, however, that, the foregoing restrictions do not
                   --------  -------
apply to (i) any interest or dividend payment by the Company, where the interest or dividend is paid by way of the issuance of securities that rank junior to the Debentures, (ii) any payments of interest, principal or premium, if any, on, or repayment, repurchase or redemption of, the 4% Subordinated Notes due December 23, 1997 and (iii) any payments or distributions with respect to, or redemptions, purchases or acquisitions of, or any payments in liquidation of, the $1.24 Preferred Exchangeable Redemption Cumulative Securities ("PERCS") issued by the Company (including any of the foregoing with respect to the guarantee agreement entered into by the Company for the benefit of the holders of the PERCS). Prior to the termination of any such Extension Period, the Company may further defer payments of interest by extending the interest payment period; provided, however, that such Extension Period, including all such
        --------  -------
previous and further extensions, may not exceed 20 consecutive quarters. Upon the termination of any Extension Period and the payment of all amounts then due, Time Warner may commence a new Extension Period for up to 20 consecutive quarters, subject to the terms set forth in this section. No interest shall be due and payable during an Extension Period, except at the end thereof.

          As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered Holder hereof on the Security Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Company in the City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

          Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any paying agent and any Security Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Debenture Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Debenture Registrar shall be affected by any notice to the contrary.

          No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

          The debentures of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. This Global Debenture is exchangeable for Debentures in definitive form only under certain limited circumstances set forth in the Indenture. Debentures of this series so issued are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debentures of this series are exchangeable for a like aggregate principal amount of Debentures of this series of a different authorized denomination, as requested by the Holder surrendering the same.

          All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.